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                                                                      EXHIBIT 99

UNITED COMPANIES FINANCIAL CORPORATION
(UNITED COMPANIES LOGO)

                                                 FOR MORE INFORMATION, CONTACT:

                                                 Lawrence J. Ramaekers
                                                 Chief Executive Officer
                                                 (225) 987-2760

                                                 RELEASE DATE: DECEMBER 29, 1999

                UNITED COMPANIES SIGNS LETTER AGREEMENT WITH EMC
              MORTGAGE CORPORATION FOR THE SALE OF ITS WHOLE LOAN
             PORTFOLIO, RESIDUAL INTERESTS AND SERVICING OPERATION

     BATON ROUGE, LA - December 29, 1999 - United Companies Financial Corporation (OTC: UCFNQ), which has been operating in chapter 11 reorganization since March 1, 1999, announced that today it signed a letter agreement for the sale of substantially all of the assets related to its mortgage servicing, whole loan portfolio and residual interests to EMC Mortgage Corporation, a wholly-owned subsidiary of The Bear Stearns Companies, Inc., for an aggregate purchase price of approximately $895 million subject to adjustments. Cash on hand and certain other assets are not included in the sale. The transaction is subject to the negotiation and execution of definitive documentation, which is expected to be completed in January 2000. The sale is further subject to the approval of the United States Bankruptcy Court and the submission of higher or better offers pursuant to bidding procedures to be established by the Bankruptcy Court, as well as the satisfaction of certain other conditions. The letter agreement also provides that United Companies may bifurcate the proposed transaction and sell its whole loan portfolio to another bidder or accelerate the sale of the whole loan portfolio to EMC.

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     On June 1, 1999, United Companies sold its loan origination platform to
Aegis Mortgage Corporation. Since that time, United Companies has continued to service a multi-billion dollar portfolio of home equity and manufactured housing loans while developing strategies to address its financial difficulties.

     "The EMC transaction will allow the Company to move closer to completing its reorganization efforts. We believe that this transaction, and the Bankruptcy Court approval process, will maximize the value of United Companies," said Lawrence J. Ramaekers, Chief Executive Officer of United Companies.

     United Companies is a specialty finance company that services non-traditional consumer loan products.

     The following is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release that are not historical facts are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: the developments in and outcome of the Company's Chapter 11 reorganization proceedings; the ability to access loan facilities in amounts necessary to fund the Company's operations; the successful disposition of its existing loan portfolio and repossessed real estate properties; the ability of the Company to successfully restructure its balance sheet; the ability of the Company to retain an adequate number and mix of its employees; the effect of the Company's policies including the amount of Company expenses; actual prepayment rates and credit losses on loans sold as compared to prepayment rates and credit losses assumed by the Company at the time of sale for purposes of its gain on sale computations; the quality of the Company's owned and serviced loan portfolio including levels of delinquencies, customer bankruptcies and charge-offs; adverse economic conditions; competition; various legal, regulatory and litigation risks and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.


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